EXHIBIT 99.1

BROCADE CONTACTS
Media Relations	Investor Relations
Leslie Davis	Shirley Stacy
Tel: 408.333.5260	Tel: 408.333.5752
lmdavis@brocade.com	sstacy@brocade.com

BROCADE REPORTS FOURTH QUARTER AND FISCAL YEAR 2004 RESULTS
RECORD ANNUAL REVENUE OF $596.3 MILLION INCREASES 14% YEAR OVER YEAR
FOURTH QUARTER OPERATING MARGIN INCREASES TO 16%

SAN JOSE, Calif.—November 22, 2004—Brocade Communications Systems, Inc. (Brocade) (Nasdaq: BRCD) reported today financial results for its fourth quarter (Q4 04) and fiscal year 2004 (FY 04) which ended October 30, 2004. Net revenues for Q4 04 were $155.6 million, an increase of four percent from $150.0 million reported in the third quarter of fiscal year 2004 (Q3 04) and an increase of 13 percent from $137.8 million reported in the fourth quarter of fiscal 2003 (Q4 03). Net revenues for FY 04 were $596.3 million, an increase of 14 percent from $525.3 million reported in fiscal year 2003 (FY 03).

Non-GAAP net income for Q4 04 was $18.6 million, or $0.07 per share, as compared to non-GAAP net income of $15.2 million, or $0.06 per share, reported in Q3 04 and non-GAAP net income of $4.6 million, or $0.02 per share, reported in Q4 03. Non-GAAP net income for Q4 04 excludes deferred stock compensation expense related to Rhapsody Networks, Inc. (Rhapsody), a reduction of previously recorded restructuring costs, and gains related to repurchases of the Company’s convertible subordinated debt. Non-GAAP net income for Q3 04 excludes deferred stock compensation expense related to the acquisition of Rhapsody, gains related to repurchases of the Company’s convertible subordinated debt, and gains on the disposition of private strategic investments. Non-GAAP net income for Q4 03 excludes deferred stock compensation expense related to the acquisition of Rhapsody, a reduction of previously recorded restructuring costs, gains related to repurchases of the Company’s convertible subordinated debt, and gains on the disposition of private strategic investments. A reconciliation between GAAP and non-GAAP net income is contained in the tables below.

Reporting on a GAAP basis, net income for Q4 04 was $20.4 million, or $0.08 per share basic and diluted. This compares to GAAP net income for Q3 04 of $17.0 million, or $0.06 per share diluted, $0.07 per share basic, and GAAP net income for Q4 03 of $14.8 million, or $0.06 per share basic and diluted.

Brocade Communications Systems, Inc.
1745 Technology Dr. San Jose, CA 95110
T 408.333.8000 F 408.333.8101
www.brocade.com

“Fiscal 2004 was a good year for Brocade and I am very proud of our results,” said Greg Reyes, Brocade Chairman and CEO. “During the year we expanded and extended our product line, introduced new products in new segments, executed on our business strategy, achieved our financial model targets, and strengthened the overall position of the company.”

Q4 04 Financial Highlights

•	Q4 04 net revenues of $155.6 million, an increase of 4% from Q3 04 and an increase of 13% from Q4 03

•	Q4 04 gross margin increased to 57.6%, an improvement from 57.2% in Q3 04 and 54.6% in Q4 03

•	Q4 04 operating margin increased to 16.1% from 12.5 % in Q3 04 and 4.0% in Q4 03

•	Q4 04 operating expenses were $64.4 million compared to $67.1 million in Q3 04 and $69.6 million in Q4 03

•	Non-GAAP earnings per share (EPS) was $0.07 for Q4 04, an improvement from $0.06 in Q3 04 and $0.02 in Q4 03

•	Q4 04 cash flow from operations was $44.2 million, compared to $18.0 million in Q3 04 and $17.0 million in Q4 03

•	Cash and investments as of the end of Q4 04 totaled $736.9 million compared to $757.3 million in Q3 04

•	Cash and investments, net of our convertible debt was $384.6 million in Q4 04 compared to $344.7 million in Q3 04, which was net of $26.3 million unsettled debt repurchase

•	Q4 04 day sales outstanding in accounts receivable were 56 days, compared with 55 days in Q3 04 and 50 days in Q4 03

•	Deferred revenue was $34.9 million in Q4 04 compared to $29.0 million in Q3 04

During Q4 04, Brocade purchased on the open market $34.0 million face value of its two percent convertible subordinated notes. Brocade paid an average of $0.94 on each dollar of face value for an aggregate cash purchase price of $32.1 million, which resulted in a pre-tax gain of $1.6 million. As of October 30, 2004, the remaining convertible debt outstanding was $352.3 million.

Q4 04 Business Highlights

During the quarter, Brocade issued several significant announcements demonstrating continued execution of its strategy to broaden the availability and utility of SANs across all segments of the market. These included:

•	Qualification and general availability of the SilkWorm Multiprotocol Router through three additional Brocade OEM partners: EMC, HP and StorageTek.

•	Certification of the SilkWorm 24000 Director for operation with the Hitachi Data Systems TagmaStore™ Universal Storage Platform.

•	An agreement with Emulex Corporation to co-develop and market an industry first software tool providing a single interface for installation, configuration and management of SAN infrastructure built on Emulex HBAs and Brocade SilkWorm switches.

•	Expansion of Brocade’s business structure in China, marked with the establishment of the company’s fourth office in the country and a product bundling marketing relationship with Langchao Group, the country’s leading manufacturer of computer servers.

•	A new release of the Brocade Fabric Operating System (Fabric OS), providing extended distance support, security features, and enhanced SAN reporting and management capability, including certification for FICON CUP operation with IBM zSeries servers.

•	Launch of the SilkWorm 4100 midrange fabric switch family, delivering industry first 4 Gbit/sec data rates with “ports-on-demand” scalability from 16 to 32 ports. After close of the quarter, Brocade also announced General Availability of this new switch from our OEM partners, Hitachi Data Systems and IBM.

Additionally, Brocade announced the addition of two directors to its Board: L. William Krause, Chairman of Caspian Networks and President of LWK Ventures, and William K. O’Brien, CEO of Enterasys Networks.

Conference Call

Brocade will host a conference call on Monday, November 22, 2004, at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time to discuss its fourth quarter of fiscal year 2004 results. The dial-in number for the conference call is (877) 407-2753 or (706) 634-7602, password is Brocade Q4 Results. A replay of the conference call will be available within two hours after the conference call concludes. The replay number is (800) 642-1687 or (706) 645-9291, ID# 1685935. The conference call will also be webcast live via the Internet at www.brocade.com/investors. This webcast will be available for twelve months at www.brocade.com/investors.

About Brocade Communications Systems, Inc.

Brocade (Nasdaq: BRCD) offers the industry’s leading intelligent platform for networking storage. The world’s leading systems, applications, and storage vendors have selected Brocade to provide a networking foundation for their SAN solutions. The Brocade SilkWorm family of fabric switches and software is designed to optimize data availability and storage and server resources in the enterprise. Using Brocade solutions, companies can simplify the implementation of storage area networks, reduce the total cost of ownership of data storage environments, and improve network and application efficiency. For more information, visit the Brocade website at www.brocade.com or contact the company at info@brocade.com.

The non-GAAP, formerly pro forma, information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses and income to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain gains, including the gain related to repurchases of our convertible subordinated debt, net gains on the disposition of private strategic investments, and certain costs, including settlement cost of an acquisition-related charge, certain expenses relating to our acquisition of Rhapsody, and the restructuring of business operations, that we believe are not indicative of our core operating results. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding operational performance and to facilitate internal comparisons to historical operating results and to competitors’ operating results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

Cautionary Statement

This press release contains forward-looking statements, as defined under Federal Securities Laws. These forward-looking statements include the statements regarding Brocade’s strategies and its strategic position. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, our ability to manage the transition between new and older products; our ability to achieve market acceptance of the Silkworm Fabric Application Platform product family; our ability to develop new and enhanced products that achieve widespread market acceptance; the loss of our third-party contract manufacturers; our failure to accurately forecast demand for our products; our ability to manage the production of our products; our ability to retain key personnel and to continue to recruit qualified personnel; quarterly and annual fluctuations in our revenues and operating results; increased market competition and pricing pressure; our dependence on OEM partners; declines in the prices of our products and our revenues and gross margins; the effect of changes in IT spending levels; our failure to manage distribution channels and other customer relationships; our dependence on sole source and limited source suppliers for certain key components including ASICs, microprocessors, logic chips and programmable logic devices; our failure to manage our business effectively in a rapidly evolving market; the effect of future acquisitions on our business operations; our ability to attain profitability; international political instability; increased international sales activity; seasonal fluctuations and uneven sales patterns; the existence of undetected errors in our products; and our ability to protect our intellectual property and defend against infringement claims. These and other risks are set forth in more detail in the Company’s reports on Form 10-K for the fiscal year ended October 25, 2003 and Form 10-Q for the fiscal quarter ended July 31, 2004. Brocade expressly assumes no obligation to update any such forward-looking statements.

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Brocade, the Brocade B weave logo, Secure Fabric OS, Fabric OS, SilkWorm, and SilkWorm Express are registered trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. FICON is a registered trademark of IBM Corporation in the U.S. and other countries. All other brands, products, or service names are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners.

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	October 30,	October 25,	October 30,	October 25,
	2004	2003	2004	2003
Net revenues	$155,606	$137,757	$596,265	$525,277
Cost of revenues	66,038	62,594	260,736	241,105

Gross margin	89,568	75,163	335,529	284,172
Operating expenses:
Research and development	36,576	39,506	148,448	145,082
Sales and marketing	22,768	24,630	100,891	114,879
General and administrative	6,120	5,507	24,142	21,312
Settlement of an acquisition-related claim	—	—	6,943	—
Amortization of deferred stock compensation	107	155	537	649
In-process research and development	—	—	—	134,898
Restructuring costs	(1,127)	(163)	8,966	20,828
Lease termination charge and other, net	—	—	75,591	—

Total operating expenses	64,444	69,635	365,518	437,648

Income (loss) from operations	25,124	5,528	(29,989)	(153,476)
Interest and other income, net	4,370	4,221	18,786	18,424
Interest expense	(2,325)	(3,210)	(10,677)	(13,339)
Gain on repurchases of convertible subordinated debt	1,594	11,118	5,613	11,118
Gain on investments, net	—	3,121	436	3,638

Income (loss) before provision for (benefit from) income taxes	28,763	20,778	(15,831)	(133,635)
Income tax provision (benefit)	8,403	6,022	(14,482)	2,605

Net income (loss)	$20,360	$14,756	$(1,349)	$(136,240)

Net income (loss) per share – Basic	$0.08	$0.06	$(0.01)	$(0.54)

Net income (loss) per share – Diluted	$0.08	$0.06	$(0.01)	$(0.54)

Shares used in per share calculation – Basic	263,242	256,983	260,446	250,610

Shares used in per share calculation – Diluted	265,467	260,369	260,446	250,610

BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME
(in thousands, except per share data)
(unaudited)

	Q4 04	Q3 04	Q4 03
Net income on a GAAP basis	$20,360	$17,028	$14,756
Adjustments:
Amortization of deferred stock compensation	107	119	155
Restructuring costs	(1,127)	—	(163)

Total operating income adjustments	(1,020)	119	(8)
Gain on repurchases of convertible subordinated debt	(1,594)	(3,498)	(11,118)
Gain on investments, net	—	(40)	(3,121)
Income tax effect	820	1,582	4,128

Non-GAAP net income	$18,566	$15,191	$4,637

GAAP net income per share – diluted	$0.08	$0.06	$0.06

Non-GAAP net income per share – diluted	$0.07	$0.06	$0.02

Shares used in non-GAAP per share calculation – diluted	265,467	263,540	260,369

The non-GAAP, formerly pro forma, information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses and income to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain gains, including the gain related to repurchases of our convertible subordinated debt, net gains on the disposition of private strategic investments, and certain costs, including settlement cost of an acquisition-related claim, certain expenses relating to our acquisition of Rhapsody, and the restructuring of business operations, that we believe are not indicative of our core operating results. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding operational performance and to facilitate internal comparisons to historical operating results and to competitors’ operating results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 30,	October 25,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$114,577	$360,012
Short-term investments	371,731	57,971

Total cash, cash equivalents, and short-term investments	486,308	417,983
Accounts receivable, net	95,778	74,935
Inventories, net	5,597	3,961
Deferred tax assets, net	30,596	29,569
Prepaid expenses and other current assets	19,131	14,593

Total current assets	637,410	541,041
Long-term investments	250,600	417,582
Property and equipment, net	124,701	124,274
Deferred tax assets, net	258,747	231,203
Convertible subordinated debt issuance costs	3,389	6,288
Other assets	1,878	3,558

Total assets	$1,276,725	$1,323,946

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$38,791	$33,913
Accrual of unsettled debt repurchase	—	9,029
Accrued employee compensation	33,330	30,546
Deferred revenue	34,886	19,892
Current liabilities associated with lease losses	5,677	7,759
Other accrued liabilities	70,135	64,963

Total current liabilities	182,819	166,102
Non-current liabilities associated with lease losses	16,799	16,518
Convertible subordinated debt	352,279	442,950
Stockholders’ equity:
Common stock	758,481	725,511
Deferred stock compensation	(1,104)	(872)
Accumulated other comprehensive income	860	5,797
Accumulated deficit	(33,409)	(32,060)

Total stockholders’ equity	724,828	698,376

Total liabilities and stockholders’ equity	$1,276,725	$1,323,946